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                                 Exhibit 16.1




July 16, 2001


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


RE: Dreams, Inc.

We have read the statements that we understand Dreams, Inc. will include under
Item 4 of the Form 8-K report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm.


Yours truly,



/s/ Margolies, Fink and Wichrowski
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Margolies, Fink and Wichrowski
Certified Public Accountants